Exhibit 99.1


PRESS RELEASE
-------------

Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY  11747
(631) 694-6900 (Phone)
(631) 622-6790 (Facsimile)
Contact:  Scott Rechler, CEO
          Michael Maturo, CFO

------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
---------------------

         Reckson Announces Fourth Quarter and Full Year 2004 Results
         -----------------------------------------------------------

   Continued Strong Operating Performance and Increased Investment Activity

(MELVILLE, NEW YORK, March 2, 2005) - Reckson Associates Realty Corp. (NYSE:
RA) today reported diluted funds from operations ("FFO") of $35.3 million or $0.44 per share for the fourth quarter of 2004, including a $9.1 million or $0.11 per share accounting charge recognized in connection with the redemption of the Company's remaining Series A preferred stock, as compared to diluted FFO of $24.2 million or $0.38 per share for the fourth quarter of 2003, including $11.6 million or $0.18 per share of non-recurring restructuring charges.

The Company also reported diluted FFO of $145.6 million or $1.99 per share for the year ended December 31, 2004, including a $15.8 million or $0.21 per share accounting charge recognized in connection with the redemption of the Company's Series A preferred stock, on total revenues of $543.6 million, as compared to diluted FFO of $136.0 million or $2.07 per share for the year ended December 31, 2003, including $11.6 million or $0.18 per share of non-recurring restructuring charges.

Commenting on the Company's performance, Scott Rechler, Reckson's President and Chief Executive Officer, stated, "2004 was a milestone year for Reckson. We integrated a new management team without losing focus on our core business as demonstrated by our leasing of approximately 3 million square feet of office space and increasing our office occupancy to approximately 94%; we executed our investment strategy with the closing of $488 million of investments; and we greatly enhanced our balance sheet with the issuance of over $550 million of common equity at historically high offering prices and $300 million of unsecured debt at historically low interest rates. In short, we exceeded all expectations and positioned Reckson to continue to execute on its long-term growth plan."

Reckson reported net income allocable to common shareholders of $4.5 million or diluted earnings per share ("EPS") of $0.06 for the fourth quarter of 2004, including $0.7 million related to gain on sales of real estate and a $9.1 million accounting charge recognized in connection with the redemption of the Company's remaining Series A preferred stock, as compared to $116.0 million or diluted EPS of $1.77 for the fourth quarter of 2003, including $115.8 million related to gain on sales of real estate and $11.6 million of nonrecurring restructuring charges.

The Company also reported net income allocable to common shareholders of $42.4 million or diluted EPS of $0.61 for the year ended December 31, 2004, including $11.8 million related to gain on sales of real estate and a $15.8 million accounting charge recognized in connection with the redemption of the Company's Series A preferred stock, as compared to $142.3 million or diluted EPS of $1.90 for the year ended December 31, 2003, including $115.8 million related to gain on sales of real estate and $11.6 million of non-recurring restructuring charges.

A reconciliation of FFO to net income allocable to common shareholders, the GAAP measure the Company believes to be the most directly comparable, is in the financial statements accompanying this press release.

Summary Portfolio Performance
-----------------------------

The Company reported office occupancy at December 31, 2004 of 94.1%. This compares to 91.5% at December 31, 2003 and 93.9% at September 30, 2004. The Company reported portfolio occupancy of 93.1% at December 31, 2004, as compared to 90.2% at December 31, 2003 and 93.1% at September 30, 2004.

The Company also reported same property office occupancy at December 31, 2004 of 93.7%, as compared to 91.5% at December 31, 2003. The Company reported same property portfolio occupancy of 92.7% at December 31, 2004, as compared to 90.2% at December 31, 2003.

Net of minority interests in joint ventures, office same property net operating income (property operating revenues less property operating expenses) ("NOI") before termination fees for the year ended December 31, 2004 increased 3.3% (on a cash basis) and 3.5% (on a straight-line rent basis), compared to the year ended December 31, 2003. Net of minority interests in joint ventures, portfolio same property NOI before termination fees for the year ended December 31, 2004 increased 3.4% (on a cash basis) and 3.7% (on a straight-line rent basis), compared to the year ended December 31, 2003.

Net of minority interests in joint ventures, office same property NOI before termination fees for the fourth quarter of 2004 increased 2.0% (on a cash basis) and 1.7% (on a straight-line rent basis), compared to the fourth quarter of 2003. Net of minority interests in joint ventures, portfolio same property NOI before termination fees for the fourth quarter of 2004 increased 1.9% (on a cash basis) and 1.5% (on a straight-line rent basis), compared to the fourth quarter of 2003.

Rent performance on renewal and replacement space during the year ended December 31, 2004 increased 2.5% (on a cash basis) and increased 15.6% (on a straight-line rent basis) in the office portfolio. Rent performance on renewal and replacement space during the fourth quarter of 2004 decreased (2.2%) (on a cash basis) and increased 25.9% (on a straight-line rent basis) in the office portfolio.

Other Highlights
----------------

Leasing Activity
----------------

     - Executed 61 lease transactions totaling 793,977 square feet during the fourth quarter of 2004 of which 225,504 square feet related to the early extension and expansion of King & Spaulding at 1185 Avenue of the Americas, New York City

     - Executed office leasing transactions during the fourth quarter of 2004 that resulted in a 74% renewal rate, excluding 225,504 square feet that related to the early extension and expansion of King & Spaulding at 1185 Avenue of the Americas, New York City

Investment Activity
-------------------

2004 Activity -
     - Completed approximately $488 million of investments in total during 2004, including two investments during the fourth quarter of 2004 totaling approximately $75 million

2005 Activity -
     - Closed on the acquisition of a 150,000 square foot, Class A office building located at One Giralda Farms in Madison, New Jersey, for approximately $24.3 million

     - Closed on the acquisition of a 203,000 square foot, Class A office building located at Seven Giralda Farms in Madison, New Jersey, for approximately $53.7 million, representing Reckson's third acquisition since July of 2004 in Giralda Farms, one of New Jersey's premier office parks

Capital Markets Activity
------------------------

     - Issued 4.5 million shares of common stock in the fourth quarter of 2004 raising approximately $148.1 million of net proceeds from the offering, representing $32.90 per share. The Company used the net proceeds from the sale of the common shares to repay borrowings under the Company's revolving credit facility.

     - Upgraded by Moody's Investors Service to an investment grade rating of Baa3 from Ba1 for the senior unsecured debt of Reckson Operating Partnership, L.P. The ratings outlook remains stable.

     - Redeemed or converted the Company's remaining 7 5/8% Series A preferred stock resulting in an accounting charge of approximately $9.1 million for the fourth quarter of 2004 and approximately $15.8 million for the year ended December 31, 2004

Earnings Guidance
-----------------

After taking into account the Company's recent equity offering of 4.5 million shares of common stock in the fourth quarter of 2004, the Company is narrowing 2005 FFO guidance from a range of $2.32 to $2.44 to a range of $2.32 to $2.40 per share. This guidance is in-line with the Company's target annual FFO growth per share of 5% to 10%, adjusted for the accounting charges recognized during 2004 in connection with the redemption of the Company's Series A preferred stock. During the Company's quarterly earnings conference call on Thursday, March 3rd, management will discuss 2005 FFO guidance.

Reconciliation of Earnings Guidance
-----------------------------------

The Company's guidance for 2005 FFO is reconciled from GAAP net income below:


                                                          Low End of FFO             High End of FFO
                                                         Guidance for 2005         Guidance for 2005
                                                         -----------------         -----------------
Net income allocable to common shareholders                     $0.95                   $1.03

Add: Real estate depreciation and amortization                   1.43                    1.43

Less: Gain on sales of depreciable real estate                   0.06                    0.06
                                                               ------                  ------
FFO Per Share                                                   $2.32                   $2.40
                                                               ======                  ======



This guidance is based upon management's current estimates. Actual results may differ materially. This information involves forward-looking statements which are subject to uncertainties noted below under Forward-Looking Statements.

Non-GAAP Financial Measures
---------------------------

Funds from Operations ("FFO")
-----------------------------
The Company believes that FFO is a widely recognized and appropriate measure of performance of an equity REIT. The Company presents FFO because it considers it an important supplemental measure of the Company's operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciable properties plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management and development of Class A office properties.

Reckson's core growth strategy is focused on the markets surrounding and including New York City. The Company is one of the largest publicly traded owners, managers and developers of Class A office properties in the New York Tri-State area, with 89 properties comprised of approximately 16.3 million square feet either owned or controlled, or under contract. For additional information on Reckson Associates Realty Corp., please visit the Company's web site at www.reckson.com.

Conference Call and Webcast
---------------------------

The Company's executive management team, led by President and Chief Executive Officer Scott Rechler, will host a conference call outlining fourth quarter results on Thursday, March 3, 2005 at 2:00 p.m. EST. The conference call may be accessed by dialing (800) 611-1147 (internationally (612) 332-0802). No passcode is required. The live conference call will also be webcast in a listen-only mode on the Company's web site at www.reckson.com, in the Investor Relations section, with an accompanying slide show presentation outlining the Company's fourth quarter results.

A replay of the conference call will be available telephonically from March 3, 2005 at 7:30 p.m. EST through March 10, 2005 at 11:59 p.m. EST. The telephone number for the replay is (800) 475-6701, passcode 768836. A replay of the webcast of the conference call will also be available via the Company's web site.

Financial Statements Attached
-----------------------------

The Supplemental Package and Slide Show Presentation outlining the Company's fourth quarter 2004 results will be available prior to the Company's quarterly conference call on the Company's web site at www.reckson.com in the Investor Relations section, by e-mail to those on the Company's distribution list, as well as by mail or fax, upon request. To be added to the Company's e-mail distribution list or to receive a copy of the quarterly materials by mail or fax, please contact Susan McGuire, Senior Vice President Investor Relations, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747-4883, investorrelations@reckson.com or (631) 622-6746.

Forward-Looking Statements
--------------------------

Certain matters discussed herein, including guidance concerning the Company's future performance, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of results and no assurance can be given that the expected results will be delivered. Such forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expected. Among those risks, trends and uncertainties are the general economic climate, including the conditions affecting industries in which our principal tenants compete; financial condition of our tenants; changes in the supply of and demand for office properties in the New York Tri-State area; changes in interest rate levels; changes in the Company's credit ratings; changes in the Company's cost of and access to capital; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; changes in operating costs, including utility, real estate taxes, security and insurance costs; repayment of debt owed to the Company by third parties; risks associated with joint ventures; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors that could impact Reckson, reference is made to Reckson's filings with the Securities and Exchange Commission. Reckson undertakes no responsibility to update or supplement information contained in this press release.

                  Reckson Associates Realty Corp. (NYSE: RA)
                      Consolidated Statements of Income
                     (in thousands, except share amounts)


                                                                         Three Months Ended         Twelve Months Ended
                                                                            December 31,                December 31,
                                                                     -------------------------   ---------------------------
                                                                         2004          2003         2004           2003
                                                                     -------------------------   ---------------------------
Property Operating Revenues:
     Base rents                                                      $    113,560   $   93,585   $    440,953   $    371,019
     Tenant escalations and reimbursements                                 19,106       15,112         73,862         58,900
                                                                     -------------------------   ---------------------------
       Total property operating revenues                                  132,666      108,697        514,815        429,919
                                                                     -------------------------   ---------------------------

Property Operating Expenses:
     Operating expenses                                                    31,215       26,440        124,236        104,531
     Real estate taxes                                                     22,701       17,456         84,518         69,486
                                                                     -------------------------   ---------------------------
       Total property operating expenses                                   53,916       43,896        208,754        174,017
                                                                     -------------------------   ---------------------------

Net Operating Income                                                       78,750       64,801        306,061        255,902
                                                                     -------------------------   ---------------------------

Gross Margin percentage                                                     59.4%        59.6%          59.5%          59.5%
                                                                     -------------------------   ---------------------------

Other Income                                                                3,069        5,949         19,889         24,436
                                                                     -------------------------   ---------------------------

Other Expenses
     Interest
       Expense                                                             23,662       21,059         98,050         81,185
       Amortization of deferred financing costs                               990          824          3,822          3,337
     Restructuring charges - net                                                -       11,580              -         11,580
     Depreciation and amortization                                         31,510       24,719        116,480        102,502
     Marketing, general and administrative                                  8,831        7,896         30,879         32,310
                                                                     -------------------------   ---------------------------
       Total other expenses                                                64,993       66,078        249,231        230,914
                                                                     -------------------------   ---------------------------

Income before minority interests, preferred dividends and
  distributions and discontinued operations                                16,826        4,672         76,719         49,424

Minority partners' interests in consolidated partnerships                  (3,766)      (4,278)       (18,507)       (16,857)
Distributions to preferred unitholders                                           -        (273)          (541)        (1,093)
Limited partners' minority interest in the operating partnership             (161)         453         (1,517)        (1,161)
                                                                     -------------------------   ---------------------------

Income before discontinued operations and preferred dividends              12,899          574         56,154         30,313
Discontinued operations (net of minority interests)
     Gain on sales of real estate                                             706      115,771         11,776        115,771
     Income from discontinued operations                                      390        4,969          2,498         17,437
                                                                     -------------------------   ---------------------------

Net income                                                                 13,995      121,314         70,428        163,521
Dividends to preferred shareholders                                          (367)      (5,317)       (12,236)       (21,267)
Redemption charges on Series A preferred stock                             (9,095)           -        (15,812)             -
                                                                     -------------------------   ---------------------------

Net income allocable to common shareholders                          $      4,533   $  115,997   $     42,380   $    142,254
                                                                     =========================   ===========================

     Common shareholders                                             $      4,533   $  104,989   $     42,380   $    124,966
     Class B common shareholders                                                -       11,008              -         17,288
                                                                     -------------------------   ---------------------------
Net income allocable to common shareholders                          $      4,533   $  115,997   $     42,380   $    142,254
                                                                     =========================   ===========================
Basic weighted average common shares outstanding:
  Common                                                               76,887,000   52,125,000     68,871,000     49,092,000
  Class B common                                                                -    5,928,000              -      8,910,000

Basic net income per weighted average common share:
  Common stock - income from continuing operations                          $0.05       ($0.09)         $0.41          $0.13
  Discontinued operations                                                    0.01         2.10           0.21           2.42
                                                                     -------------------------   ---------------------------
  Basic net income per common share                                         $0.06        $2.01          $0.62          $2.55
                                                                     =========================   ===========================

  Class B common stock - income from continuing operations                      -       ($0.07)             -          $0.32
  Discontinued operations                                                       -         1.93              -           1.62
                                                                     -------------------------   ---------------------------
  Basic net income per Class B common share                                     -        $1.86              -          $1.94
                                                                     =========================   ===========================

Diluted weighted average common shares outstanding:
  Common                                                               77,281,000   52,400,000     69,235,000     49,262,000
  Class B common                                                                -    5,928,000              -      8,910,000

Diluted net income per weighted average common share:
  Common                                                                    $0.06        $2.00          $0.61          $2.54
                                                                     =========================   ===========================
  Class B common                                                                -        $1.77              -          $1.90
                                                                     =========================   ===========================


                  Reckson Associates Realty Corp. (NYSE: RA)
                          Consolidated Balance Sheets
                     (in thousands, except share amounts)



                                                                                                 December 31,        December 31,
                                                                                                     2004               2003
                                                                                               ---------------     ---------------
Assets:
Commercial real estate properties, at cost:
  Land                                                                                          $    401,350     $       370,942
  Buildings and improvements                                                                       2,681,742           2,183,055
Developments in progress:
  Land                                                                                                90,609              89,045
  Development costs                                                                                   21,363              46,770
Furniture, fixtures, and equipment                                                                    12,083              11,338
                                                                                               ---------------     ---------------
                                                                                                   3,207,147           2,701,150
Less: accumulated depreciation                                                                      (560,307)           (457,492)
                                                                                               ---------------     ---------------
Investment in real estate, net of accumulated depreciation                                         2,646,840           2,243,658

Properties and related assets held for sale, net of accumulated depreciation                          56,205             107,340

Investment in real estate joint venture                                                                6,657               5,904
Investment in notes receivable                                                                        85,855              54,986
Investments in affiliate loans and joint ventures                                                     60,951              71,614
Cash and cash equivalents                                                                             25,137              22,831
Tenant receivables                                                                                     9,532              11,724
Deferred rents receivable                                                                            132,251             111,267
Prepaid expenses and other assets                                                                     64,013              34,432
Contract and land deposits and pre-acquisition costs                                                     121              20,203
Deferred leasing and loan costs (net of accumulated amortization)                                     80,046              63,036
                                                                                               ---------------     ---------------

          Total Assets                                                                          $  3,167,608     $     2,746,995
                                                                                               ===============     ===============

Liabilities:
Mortgage notes payable                                                                          $    609,518     $       721,635
Unsecured credit facility                                                                            235,500             169,000
Senior unsecured notes                                                                               697,974             499,445
Liabilities associated with properties held for sale                                                     785               1,874
Accrued expenses and other liabilities                                                                73,564              69,417
Deferred revenues and tenant security deposits                                                        50,373              23,975
Dividends and distributions payable                                                                   35,924              28,290
                                                                                               ---------------     ---------------
          Total Liabilities                                                                        1,703,638           1,513,636
                                                                                               ---------------     ---------------

Minority partners' interests in consolidated partnerships                                            210,678             232,570
Preferred unit interest in the operating partnership                                                   1,200              19,662
Limited partners' minority interest in the operating partnership                                      53,231              44,518
                                                                                               ---------------     ---------------
                                                                                                     265,109             296,750
                                                                                               ---------------     ---------------

Commitments and contingencies                                                                              -                   -

Stockholders' Equity:
Preferred Stock, $.01 par value, 25,000,000 shares authorized
  Series A - 0 and 8,834,500 shares issued and outstanding, respectively                                   -                  88
  Series B - 0 and 2,000,000 shares issued and outstanding, respectively                                   -                  20
Common Stock, $.01 par value, 100,000,000 shares authorized
  80,618,339 and 58,275,367 shares issued and outstanding, respectively                                  806                 583
Treasury Stock, 3,318,600 shares                                                                     (68,492)            (68,492)
Retained earnings                                                                                          -              35,757
Additional paid in capital                                                                         1,266,547             968,653
                                                                                               ---------------     ---------------
          Total Stockholders' Equity                                                               1,198,861             936,609
                                                                                               ---------------     ---------------

          Total Liabilities and Stockholders' Equity                                            $  3,167,608     $     2,746,995
                                                                                               ===============     ===============

Total debt to market capitalization (a):                                                               33.8%               41.2%
                                                                                               ===============     ===============

---------------
(a)    Total debt includes the Company's pro rata share of consolidated and unconsolidated joint venture debt.


                  Reckson Associates Realty Corp. (NYSE: RA)
                            Funds From Operations
                   (in thousands, except per share amounts)


                                                                                  Three Months Ended         Twelve Months Ended
                                                                                     December 31,                December 31,
                                                                               -----------------------   -------------------------
                                                                                   2004        2003          2004         2003
                                                                               -----------------------   -------------------------

Net income allocable to common shareholders                                    $   4,533  $   115,997    $  42,380    $   142,254
 Add:  Real estate depreciation and amortization                                  29,707       23,044      107,945        101,435
       Minority partners' interests in consolidated partnerships                   6,627        7,545       30,427         30,477
       Limited partners' minority interest in the operating partnership              221       11,038        2,303         14,110

 Less: Amounts distributable to minority partners in consolidated
       partnerships                                                                5,758        6,684       26,743         26,598
       Gain on sales of depreciable real estate                                        -      126,789       11,322        126,789

                                                                               -----------------------   -------------------------
Basic Funds From Operations ("FFO")                                               35,330       24,151      144,990        134,889

 Add:  Dividends and distributions on dilutive shares and units                        -            -          590          1,093

                                                                               -----------------------   -------------------------
Diluted FFO                                                                    $  35,330  $    24,151    $ 145,580    $   135,982
                                                                               =======================   =========================

Diluted FFO calculations:
       Weighted average common shares outstanding                                 76,887       58,053       68,871         58,002
       Weighted average units of limited partnership interest outstanding          3,583        5,434        3,559          6,882

                                                                               -----------------------   -------------------------
       Basic weighted average common shares and units outstanding                 80,470       63,487       72,430         64,884

       Adjustments for dilutive FFO weighted average shares and units outstanding:

       Common stock equivalents                                                      394          275          364            171
       Series B preferred stock                                                        -            -           28              -
       Limited partners' preferred interest                                           41            -          341            661

                                                                               -----------------------   -------------------------
Total diluted weighted average shares and units outstanding                       80,905       63,762       73,163         65,716
                                                                               =======================   =========================

Diluted FFO per weighted average share or unit                                 $    0.44  $      0.38    $    1.99    $      2.07
Diluted weighted average dividends per share                                   $    0.42  $      0.42    $    1.70    $      1.70
Diluted FFO payout ratio                                                           97.3%        112.2%        85.4%          81.9%

FFO Data excluding redemption charges incurred on Series A preferred stock:

 Diluted FFO per weighted average share or unit                                $    0.55  $      0.38    $    2.20    $      2.07
 Diluted weighted average dividends per share                                  $    0.42  $      0.42    $    1.70    $      1.70
 Diluted FFO payout ratio                                                           77.4%       112.2%        77.2%          81.9%


Reconciliation from Net Income allocable to common shareholders to Diluted FFO excluding redemption charges:

Net income allocable to common shareholders                                    $   4,533  $   115,997    $  42,380    $   142,254
 Add:  Redemption charges incurred on Series A preferred stock                     9,095            -       15,812              -
       Real estate depreciation and amortization                                  29,707       23,044      107,945        101,435
       Minority partners' interests in consolidated partnerships                   6,627        7,545       30,427         30,477
       Limited partners' minority interest in the operating partnership              221       11,038        2,303         14,110
       Dividends and distributions on dilutive shares and units                      368            -       12,771          1,093

 Less: Amounts distributable to minority partners in consolidated                  5,758        6,684       26,743         26,598
       partnerships
       Gain on sales of depreciable real estate                                        -      126,789       11,322        126,789

                                                                               -----------------------   -------------------------
Diluted FFO excluding redemption charges                                       $  44,793  $    24,151    $ 173,573    $   135,982
                                                                               =======================   =========================

Diluted weighted average shares and units outstanding                             81,592       63,762       78,821         65,716
                                                                               =======================   =========================

----------------------------------------------------------------------------------------------------------------------------------


                  Reckson Associates Realty Corp. (NYSE: RA)
                       Cash Available for Distribution
                   (in thousands, except per share amounts)


                                                                                 Three Months Ended        Twelve Months Ended
                                                                                    December 31,               December 31,
                                                                               ----------------------   -------------------------
                                                                                  2004        2003         2004         2003
                                                                               ----------------------   -------------------------

Basic Funds From Operations                                                    $ 35,330    $  24,151    $ 144,990    $    134,889
Adjustments for basic cash available for distribution:
 Less: Straight line rents and other FAS 141 non-cash rent
       adjustments                                                                6,503        3,878       24,944          17,267
       Committed non-incremental capitalized tenant improvements and
         leasing costs                                                           10,017        4,989       35,378          27,634
       Actual non-incremental capitalized improvements                            3,188        3,263        9,172          10,388

 Add:  Redemption charges on Series A preferred stock                             9,095            -       15,812               -
       Restructuring charges - net                                                    -       11,580            -          11,580

                                                                               ----------------------   -------------------------
Basic Cash Available for Distribution ("CAD")                                    24,717       23,601       91,308          91,180

 Add:  Dividends and distributions on dilutive shares and units                       -            -            -               -

                                                                               ----------------------   -------------------------
Diluted CAD                                                                    $ 24,717    $  23,601    $  91,308    $     91,180
                                                                               ======================   =========================

Diluted CAD calculations:
       Weighted average common shares outstanding                                76,887       58,053       68,871          58,002
       Weighted average units of limited partnership interest
       outstanding                                                                3,583        5,434        3,559           6,882

                                                                               ----------------------   -------------------------
       Basic weighted average common shares and units outstanding                80,470       63,487       72,430          64,884

       Adjustments for dilutive CAD weighted average shares and units outstanding:

         Common stock equivalents                                                   394          275          364             171
         Limited partners' preferred interest                                        41            -            -               -

                                                                               ----------------------   -------------------------
Total diluted weighted average shares and units outstanding                      80,905       63,762       72,794          65,055
                                                                               ======================   =========================

Diluted CAD per weighted average share or unit                                 $   0.31    $    0.37    $    1.25    $       1.40
Diluted weighted average dividends per share                                   $   0.42    $    0.42    $    1.70    $       1.70
Diluted CAD payout ratio                                                         139.1%       114.8%       135.5%          120.9%

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